EXHIBIT 5.1

December 10, 2014

The Board of Directors of
GTT Communications, Inc.
7900 Tysons One Place, Suite 1450
McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as special counsel to GTT Communications, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 3,500,000 shares of common stock, par value $0.0001 per share (the “Shares”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2014 (File No. 333-194972) (as so filed and amended, the “Registration Statement”), a base prospectus dated May 1, 2014 filed as part of the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement dated December 4, 2014, filed with the Commission pursuant to Rule 424(b)(5) under the Act (the “Preliminary Prospectus Supplement” and together with the Base Prospectus, the “Preliminary Prospectus”), a prospectus supplement dated December 5, 2014, filed with the commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”,” and together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated as of December 5, 2014, (the “Underwriting Agreement”) between the Company and the underwriters named in Schedule I hereto (the “Underwriters”), for whom Jefferies LLC is acting as representative. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

In connection with this opinion, we have examined and relied upon: (i) the Certificate of Incorporation of the Company as amended to date; (ii) the Bylaws of the Company as amended to date; (iii) records of corporate proceedings of the Company, as made available to us by officers of the Company; (iv) an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the Commission; (v) the Prospectus Supplement; (vi) a certificate of the Secretary of State of the State of Delaware as to the incorporation and good

KELLEY DRYE & WARREN LLP

December 10, 2014
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standing of the Company under the laws of the State of Delaware as of December 8, 2014; and (vii) such matters of law deemed necessary by us in order to deliver this opinion.

We have assumed, without independently verifying or having any duty to verify,  that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable, and that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein. We have also assumed the absence of any mutual mistake of fact or misunderstanding, duress or undue influence in the negotiation, execution or delivery of the Underwriting Agreement.

In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons.  As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.  We note that we are not members of the Bar of the State of Delaware and our knowledge of the Delaware General Corporation Law is derived from a reading of the most recent compilation of such statute available to us without consideration of any judicial or administrative interpretations thereof.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares are duly authorized and, when the Shares are issued, paid for and delivered in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the Prospectus under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

KELLEY DRYE & WARREN LLP
December 10, 2014
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This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.  We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours, /s/ Kelley Drye & Warren LLP Kelley Drye & Warren, LLP

Schedule I

Jefferies LLC
William Blair & Company, L.L.C.
Pacific Crest Securities LLC
Craig-Hallum Capital Group LLC
Drexel Hamilton, LLC